EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in (a) the Registration Statement (Form S-3, No. 33-56610) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (b) the Registration Statement (Form S-8, No. 33-38649) pertaining to the 1989 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (c) the Registration Statement (Form S-8, No. 33-72008) pertaining to the 1991 Executive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8, No. 33-37035) pertaining to the 1996 Incentive Stock Option Plan of IMPCO Technologies, Inc., (e) the Registration Statement (Form S-8, No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan, (f) the Registration Statement (Form S-8, No. 333-44085) pertaining to the 1997 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (g) the Registration Statement (Form S-8, No. 333-71544) pertaining to the 2000 Incentive Stock Option Plan of IMPCO Technologies, Inc. and in the related Prospectus, (h) the Registration Statement (Form S-3, No. 333-82110) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, (i) the Registration Statement (Form S-3, No. 333-88690) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus (j) the Registration Statement (Form S-8, No. 333-102069) pertaining to the IMPCO Technologies, Inc. 2002 Stock Option Plan for Employees and the IMPCO Technologies, Inc. 2002 Stock Option Plan for Nonemployee Directors and the related Prospectus, and (k) the Registration Statement (Form S-3, No. 333-102068) pertaining to shares of common stock of IMPCO Technologies, Inc. and in the related Prospectus, of our report dated March 12, 2003, except for the 6th paragraph of Note 1 and the 2nd paragraph of Note 8(c) as to which the date is March 28, 2003 and the 1st paragraph of Note 3 as to which the date is March 24, 2003, with respect to the consolidated financial statements and financial statement schedule of IMPCO Technologies, Inc. included in this Transition Report on Form 10-K for the eight months ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Long Beach, California

April 9, 2003